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                                                                      EXHIBIT 21
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               Subsidiaries of The Ashton Technology Group, Inc.

Name                                                  State of Incorporation
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Computer Science Innovations, Inc.                    Florida
Universal Trading Technologies Corporation            Delaware
Gomez Advisors, Inc.                                  Delaware
Electronic Market Center, Inc.                        Delaware
REB Securities, Inc.                                  Delaware